UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2016

SUPERIOR ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34037	75-2379388
(State or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

1001 Louisiana Street, Suite 2900, Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

(713) 654-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2016 Incentive Award Plan

On May 24, 2016, the stockholders of Superior Energy Services, Inc. (the “Company”) approved the 2016 Incentive Award Plan (the “Plan”) and the Plan became effective. The purpose of the Plan is to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities.

The Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors (the “Board”) (or a subcommittee thereof) will administer the Plan and has the authority to grant awards under the Plan, including setting the terms and conditions of the awards. The Compensation Committee will also have the authority to interpret the Plan, to adopt, amend and repeal administrative rules, guidelines and practices relating to the Plan that it determines to be appropriate and to make any other determination that it believes necessary or advisable for proper administration of the Plan.

The types of awards that may be granted under the Plan include stock options, restricted stock, restricted stock units, stock appreciation rights and other stock or cash based awards. The aggregate number of shares of the Company’s common stock which may be issued pursuant to awards granted under the Plan is the sum of (i) 5,000,000 shares, plus (ii) any shares which, as of May 24, 2016, remained available for issuance under the Company’s Amended and Restated 2013 Stock Incentive Plan (the “Prior Plan”, plus (iii) any shares subject to awards outstanding under the Prior Plan as of May 24, 2016 which, on or after May 24, 2016, are forfeited or otherwise terminate or expire for any reason without the issuance of shares. In no event may the number of shares of the Company’s common stock issued pursuant to the exercise of incentive stock options under the Plan exceed 1,000,000 shares. No individual may be granted awards covering more than 1,000,000 shares of the Company’s common stock under the Plan in any fiscal year. Further, with respect to awards payable in cash and not denominated in shares of common stock, the maximum value that may become payable to a participant in any fiscal year is $10,000,000. In addition, the maximum aggregate grant date fair value of awards granted to any non-employee director during any fiscal year of the Company may not exceed $400,000.

The Plan also contains provisions with respect to payment of exercise or purchase prices, vesting and expiration of awards, adjustments and treatment of awards upon certain corporate transactions, including stock splits, recapitalizations and mergers, transferability of awards and tax withholding requirements. The Plan may be amended, suspended or terminated at any time by the Board, subject to the requirement that certain amendments may require stockholder approval. In addition, no amendment may materially impair an award previously granted and still outstanding without the consent of the recipient.

For further information regarding the Plan, see the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 13, 2016. The information included herein relating to the Plan is qualified in its entirety by reference to the actual terms of the Plan, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders (the “Annual Meeting”) of the Company was held on May 24, 2016. As of the record date for the Annual Meeting, April 4, 2016, the Company had 151,412,233 shares of common stock outstanding, each of which was entitled to one vote at the Annual Meeting. The Company’s stockholders voted on the following four proposals at the Annual Meeting, casting their votes as described below.

Proposal 1 – Election of Directors. Each of the individuals listed below was elected at the Annual Meeting to serve a one-year term on the Board of Directors.

Nominee	Votes For	Votes Withheld	Broker Non-votes
Harold J. Bouillion	130,841,205	1,644,423	7,711,449
David D. Dunlap	131,885,437	600,191	7,711,449
James M. Funk	130,606,239	1,879,389	7,711,449
Terence E. Hall	131,553,135	932,493	7,711,449
Peter D. Kinnear	131,959,173	526,455	7,711,449
Janiece M. Longoria	131,995,047	490,581	7,711,449
Michael M. McShane	130,428,805	2,056,823	7,711,449
W. Matt Ralls	130,855,830	1,629,798	7,711,449

Proposal 2 – Advisory Say-on-Pay Vote. Proposal 2 was an advisory vote on executive compensation as disclosed in the proxy statement for the Annual Meeting. This advisory vote was approved.

Votes For	Votes Against	Abstentions	Broker Non-votes
128,507,399	3,893,577	84,652	7,711,449

Proposal 3 – Adoption of the 2016 Incentive Award Plan. Proposal 3 was a proposal to approve the adoption of the 2016 Incentive Award Plan. This proposal was approved.

Votes For	Votes Against	Abstentions	Broker Non-votes
80,391,966	52,004,039	89,623	7,711,449

Proposal 4 – Ratification of Appointment of Auditors. Proposal 4 was a proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. This proposal was approved.

Votes For	Votes Against	Abstentions
139,464,030	706,606	26,440

Item 8.01	Other Events

On May 25, 2016, the Company issued a press release announcing the voting results of matters considered during the Company’s Annual Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

10.1	Superior Energy Services, Inc. 2016 Incentive Award Plan (incorporated by reference to Exhibit 99.1 of the Company’s Registration Statement on Form S-8 filed May 24, 2016).

99.1	Press release issued by Superior Energy Services, Inc., May 25, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.

By:	/s/ Robert S. Taylor
Robert S. Taylor
Executive Vice President, Treasurer and Chief Financial Officer

Dated: May 27, 2016